Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-120313 effective November 4, 2004, File No. 333-108443 effective August 8, 2003, File No. 333-102199, effective December 24, 2002, File No. 333-88250, effective August 7, 2001, File No. 333-69268, effective August 7, 2001, File No. 333-43138, effective August 1, 2000, File No. 333-90919, effective November 12, 1999, File No. 333-61833, effective August 7, 1998, File No. 333-44959, effective January 27, 1998, File No. 333-10257, effective August 15, 1996, File No. 033-61907, effective August 17, 1995, File No. 033-84758, effective October 6, 1994, File No. 033-39000, effective February 20, 1991, File No. 033-39079, effective February 20, 1991, and File No. 033-22836, effective June 29, 1988, and Forms S-3 (File No. 333-113695, effective March 17, 2004, File No. 333-108417, effective August 29, 2003, File No. 333-102198, effective December 24, 2002, File No. 333-376206, effective January 2, 2002, File No. 333-44986, effective August 31, 2000, File No. 333-91073, effective November 11, 1999, and File No. 033-76986, effective March 28, 1994) of California Micro Devices Corporation of our report dated February 18, 2006 (except for Note 13 as to which the date is April 13, 2006) relating to the financial statements of Arques Technology, Inc., which appears in the Current Report on Form 8-K/A of California Micro Devices Corporation dated June 23, 2006.

/s/ Grant Thornton Taiwan

Taipei, Taiwan

June 23, 2006